Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP)
BlackRock Alternative Strategies Fund - Trading Account (ACS-
TRD)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock 2022 Global Income Opportunity Trust(BGIO) BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Strategic Global Bond Fund, Inc.( BR-WI)
BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
FDP BlackRock CoreAlpha Bond Fund (FDP-FT)
GuideStone Funds Low Duration Bond Fund (GUIDE)
Brighthouse Funds Trust II - BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) CoreAlpha Bond Master Portfolio(MIP_CORA) (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active) (PRU-
AA-CAB)
LVIP BlackRock Scientific Allocation Fund - MBFI Sleeve
(SMF_LV-FI)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-25-2017

Security Type:
BND/CORP


Issuer
Crown Castle International Corp. (2024)

Selling
Underwriter
Morgan Stanley & Co

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)

Morgan Stanley & Co. LLC,Merrill
Lynch,Pierce,Fenner & Smith
Incorporated,Barclays Capital Inc.,J.P.
Morgan Securities LLC,RBC Capital
Markets,LLC,Citigroup Global Markets
Inc.,Credit Agricole Securities (USA)
Inc.,Mizuho Securities USA LLC,TD
Securities (USA) LLC,Fifth Third
Securities,Inc.,MUFG Securities Americas
Inc.,PNC Capital Markets LLC,SG Americas
Securities,LLC,SMBC Nikko Securities
America,Inc.,SunTrust Robinson
Humphrey,Inc.,Citizens Capital
Markets,Inc.,Wells Fargo Securities,LLC

Transaction Details

Date of Purchase
07-25-2017


Purchase
Price/Share
(per share / %
of par)
$ 99.721

Total
Commission,
Spread or
Profit
0.625%


1.	Aggregate Principal Amount Purchased
(a+b)
$ 80,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$ 33,880,000

b. Other BlackRock Clients
$46,120,000

2.	Aggregate Principal Amount of Offering

 $750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.10666


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Arushi Bhasin
Date: 07-28-2017
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 07-28-2017
Global Syndicate Team Member